EXHIBIT 10.3

                   AMENDMENT NUMBER THREE AND ASSIGNMENT OF
        RESEARCH, DEVELOPMENT AND EXPERIMENTAL COST SHARING AGREEMENT

      This AMENDMENT NUMBER THREE AND ASSIGNMENT OF RESEARCH, DEVELOPMENT AND EXPERIMENTAL COST SHARING AGREEMENT, dated as of August 27, 2002 (the "Amendment"), is entered into by and among VISX, Incorporated, a Delaware corporation ("VISX"), Medjet Inc., a Delaware corporation ("Medjet"), and VISX, a Cayman corporation ("Affiliate").

                                   BACKGROUND
                                   ----------

      A. VISX and Medjet are parties to that certain Research, Development and Experimental Cost Sharing Agreement, dated as of August 17, 2001, as amended to date (the "R&D Agreement"). Capitalized terms used herein but not defined shall have the meanings set forth in the R&D Agreement.

      B. Pursuant to Section 1 of the R&D Agreement, VISX has provided certain funding to Medjet in order to support Medjet's R&D Activities.

      C. Pursuant to Section 4 of the R&D Agreement, VISX and Medjet will jointly own all intellectual property and any resulting patents developed under the R&D Agreement.

      D. As of the date of this Amendment, Medjet's research and development efforts have not achieved the development goals established by the parties and accordingly the parties wish to extend the term of the R&D Agreement by an additional two months, with an option for VISX to elect to extend the term for a subsequent nine month period, to allow Medjet additional time to pursue the R&D Activities.

      E. Furthermore, the parties to the R&D Agreement wish to have the R&D Agreement constitute a Qualified Cost Sharing Arrangement under Treasury Regulation section 1.482-7 from August 27, 2002 onwards.

      F. In addition, VISX now wishes to assign all of its rights and obligations under the R&D Agreement to Affiliate, which is a wholly-owned subsidiary of Parent.

      G. Section 7.8 of the R&D Agreement permits the R&D Agreement to be amended by a writing executed by VISX and Medjet, and Section 7.3 of the R&D Agreement permits a party to assign the R&D Agreement with the prior written consent of the other party.

                                    AGREEMENT
                                    ---------

      NOW THEREFORE, in consideration of the foregoing, and the conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. AMENDMENT TO BACKGROUND. The Background of the R&D Agreement is hereby amended by:

        (a) Inserting "14 month" in place of "12 month" in each place it appears in the paragraph;

        (b) Inserting the definition "("Initial Term")" at the end of the third sentence in the paragraph; and

        (c)   Adding the following new sentences at the end of the paragraph:

            "Before the expiration of the Initial Term, VISX may, in its sole discretion, elect by giving notice to Medjet in writing to extend the term of this Agreement for an additional nine month period. As of August 27, 2002, the parties intend, pursuant to the terms of this Agreement, to pool their respective resources for the purpose of conducting research and development with respect to the Products and to share the costs and risks of research and development activity and the intangible property that may be developed therefrom on or after August 27, 2002 ("Covered Intangibles") as participants in a qualified cost sharing arrangement as described in Treasury Regulation section 1.482-7."

     2. AMENDMENT TO SECTION 1. Section 1 of the R&D Agreement is hereby amended by adding the following as new sentences at the end of the paragraph:

            "For purposes of this Agreement, costs and expenditures shall mean the costs described in Treas. Reg. section 1.482-7(d)(1). In the event that either party acquires or has acquired on or after August 27, 2002 any intangible property rights relating to the Covered Intangibles from a non-related party, that intangible property right may be added to the scope of R&D Activities upon the mutual written agreement of the parties."

     3. AMENDMENT TO SECTION 1.1(A). Section 1.1(a) of the R&D Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

            "For the first six months, the minimum monthly payment will be no less than $150,000 per month. For the balance of the Initial Term and during the Extension Period (as defined below), the minimum monthly payment will be no less than $100,000 per month. The first payment will be due on the Effective Date. Subsequent minimum monthly payments will be paid by the first day of each calendar month during the term of this Agreement. The first and last payments will be prorated if for partial calendar months."

     4. AMENDMENT TO SECTION 1.2. Section 1.2 of the R&D Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

            "Additional/Total Funding. VISX may, at its sole discretion, provide additional funding above the minimums set forth in Section 1.1(a). Such additional funding, if any, will be provided based on the forecast of future R&D Activities and expenditures contained in the Monthly Report. The parties estimate that funding after the initial six months of this Agreement will exceed $100,000 per month if progress is made as anticipated."



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

     5. AMENDMENT TO SECTION 1. Section 1 of the R&D Agreement is hereby amended by adding the following sentences as new Section 1.3:

            "1.3 Cost Allocation. For the period starting August 27, 2002, and thereafter for duration of this Agreement (the "R&D Period"), VISX and Medjet intend that all costs related to the R&D Activities shall be borne by VISX and Medjet in accordance with the relative benefits anticipated to be derived by VISX and Medjet, respectively, from the use of the Covered Intangibles, provided, however, Medjet will in no event bear any financial costs related to the R&D Activities if VISX does not acquire on or before July 17, 2003 one hundred percent of the equity interests of Medjet. Any financial costs related to the R&D Activities to be borne by Medjet shall merely accrue until such time, if ever, that VISX, in its sole discretion, acquires one hundred percent of the equity interests of Medjet. The costs to be borne by each party for the R&D Period shall be that party's "Cost Share" in accordance with Internal Revenue Code Section 482 and the Treasury Regulations thereunder.

                        (a) VISX and Medjet believe that reasonably anticipated
            benefits are best measured by the ratio by which (i) Net Sales of Products by a party bears to (ii) the Net Sales of Products by both the parties. For this purpose, "Net Sales" means gross sales less returns and allowances.

                        (b) The estimate of reasonably anticipated benefits to
            be derived by each party as a result of the exploitation of the Covered Intangibles and used to determine the cost sharing ratio shall be based upon projections which shall include a determination of the time period between the inception of the research and development and the receipt of benefits, a projection of the time over which the benefits will be received, and a projection of the benefits anticipated for each year in which it is anticipated that the Covered Intangibles will generate benefits.

                        (c) To the extent projections anticipate a significant
            variation among the parties in the timing of their receipt of benefits from the exploitation of the Covered Intangibles, the anticipated benefits shall be based upon the present discounted value of such projected benefits to each party.

                        (d) Projections shall, to the extent required, be based
            upon underlying factors such as a projection of sales, all as of the date of this Agreement, as first amended, and at the beginning of each R&D year.

                        (e) As necessary and appropriate, VISX and Medjet shall
            review the projections, and shall update the cost sharing allocation as necessary on a prospective basis to reflect changes in the reasonably anticipated benefits to be derived by VISX and Medjet from the Covered Intangibles. In determining whether revisions to the cost sharing allocation are necessary, VISX and Medjet shall take into account changes in economic conditions, their business operations and practices, and the ongoing development of the Covered Intangibles.

                        (f) Subject to the provisions in Section 1.3, each party
            shall bear its Cost Share regardless whether any Covered Intangibles are in fact developed by the R&D Activities, and regardless whether that party realizes any profit or other benefit from any Covered Intangible.

                        (g) Within a reasonable time after the termination of
            this Agreement or the close of any R&D year, the parties will determine their respective Cost Shares and, to the extent one party has incurred more costs than its Cost Share, the other party shall make payment in the amount of the difference to the party incurring more costs than its Cost Share, provided, however, Medjet will in no event bear any financial costs related to the R&D Activities if VISX does not acquire on or before July 17, 2003 one hundred percent of the equity interests of Medjet. Any financial costs related to the R&D Activities to be borne by Medjet shall merely accrue until such time, if ever, that VISX, in its sole discretion, acquires one hundred percent of the equity interests of Medjet."

     6. AMENDMENT TO SECTION 2. Section 2.1 of the R&D Agreement is hereby amended by adding the following as a new proviso at the end of the paragraph:

            "; provided, however, as of August 1, 2002, VISX and Medjet will together direct the R&D Activities."

     7. AMENDMENT TO SECTION 6.

        (a) The first sentence of the introduction to Section 6 of the R&D Agreement is hereby amended by deleting such sentence in its entirety and replacing it with the following:

            "Unless earlier terminated as provided below, this Agreement will remain in effect for 14 months following the Effective Date, subject to VISX's right to elect, in its sole discretion, by giving notice to Medjet in writing before the expiration of the Initial Term to extend the Agreement for an additional nine month period beyond the Initial Term (the "Extension Period")."

        (b) Section 6 of the R&D Agreement is hereby amended by inserting the following as a new Section 6.1.1 of the R&D Agreement:

            "6.1.1 Termination by VISX During the Extension Period. VISX may terminate this Agreement at any time during the Extension Period upon 15 days written notice to the Company, provided that VISX shall have previously terminated the Merger Agreement pursuant to Section
            7.1 thereof. All VISX monthly payment obligations under Section 1.1 of this Agreement will cease upon the end of the 15 day notice period set forth in the prior sentence except for amounts due and owing, if any, for periods prior to the effective date of termination."

     8. AMENDMENT TO SECTION 6.3. Section 6.3 of the R&D Agreement is hereby amended by inserting "Section 1.3," after "The provisions of" in the third sentence.

     9. AMENDMENT TO SECTION 7.3. Section 7.3 of the R&D Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

            "Assignment. Neither party may assign this Agreement without the prior written consent of the other party; provided, however, that either party may assign this Agreement without such consent to an entity that acquires all or substantially all of the business or assets of such party pertaining to the subject matter hereof, whether by merger, reorganization, acquisition, sale or otherwise; and provided further, that VISX or any assignee of VISX may assign this Agreement without such consent to any subsidiary of VISX provided that VISX guarantees to Medjet the full payment and performance by such entity (including any subsequent assignees) of all of its obligations under this Agreement, including its obligations to make payments under Section 1 of this Agreement, and provided that VISX agrees to remain bound by Sections 5 and 7.3 of this Agreement. An assignee that is an affiliate of VISX may assign this Agreement back to VISX without the consent of Medjet. VISX and each assignee will enter into an agreement providing appropriate compensation to VISX for VISX's guarantee, provided, however, that the lack of such agreement will in no way impact the guarantee provided by VISX to Medjet. Any other attempted assignment of this Agreement will be void. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their successors, heirs and assigns."

     10. ASSIGNMENT. VISX hereby assigns, and Affiliate hereby accepts the assignment of and assumes, all rights, obligations and liabilities of VISX set forth in the R&D Agreement, as amended by this Amendment (the "Amended R&D Agreement"). Affiliate hereby agrees to perform all obligations of VISX under the Amended R&D Agreement, as if Affiliate were a party thereto. Medjet hereby consents to the foregoing assignment of the Amended R&D Agreement from VISX to Affiliate. VISX hereby guarantees to Medjet the payment and performance of Affiliate of all of its obligations under this Amended R&D Agreement, including, without limitation, its obligations to make payments under Section 1 of the Amended R&D Agreement. VISX and Affiliate agree to enter into an agreement providing appropriate compensation to VISX for such guarantee, provided, however, that the lack of such agreement will in no way impact the guarantee provided by VISX to Medjet. Notwithstanding the assignment, VISX agrees to be deemed a party to and be bound by the provisions of Sections 5 and 7.3 of the Amended R&D Agreement. Except as expressly provided for in this Amendment, the parties agree that as of the date hereof, VISX has no further rights, obligations or liabilities under the Amended R&D Agreement.

     11. MISCELLANEOUS.

        (a) Waivers and Amendments. Any provision of this Amendment may be amended, waived or modified only upon the written consent of VISX, Medjet and Affiliate.

        (b) Governing Law. This Amendment and all actions arising out of or in connection with this Amendment shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.

        (c) Entire Agreement. This Amendment and the R&D Agreement constitute and contain the entire agreement among VISX, Medjet and Affiliate, whether written or oral, respecting the subject matter hereof.

        (d) Notices. All notices, requests and other communications hereunder will be in writing and will be personally delivered or sent by telecopy or other electronic facsimile transmission or by registered or certified mail, return receipt requested, postage prepaid, in each case to the respective address appearing below each party's signature, or such other address as may be specified in writing to the other party hereto.

        (e) Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.



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                                       -6-

      IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.


VISX, INCORPORATED                       VISX



By:  /s/  Derek Bertocci                By:  /s/  Derek Bertocci
   ---------------------------------        ----------------------------------
   Derek Bertocci                           Derek Bertocci
   Vice President, Controller               Vice President, Chief Financial
                                              Officer

   Notices to:                              Notices to:
   3400 Central Expressway                  3400 Central Expressway
   Santa Clara, CA 950351                   Santa Clara, CA 950351
   Phone:  (408) 635-8400                   Phone:  (408) 635-8400
   Facsimile:  (408) 635-8470               Facsimile:  (408) 635-8470
   Attention:  Chief Financial Officer      Attention:  Chief Financial Officer


MEDJET INC.



By:  /s/  Eugene I. Gordon
   ---------------------------------
   Eugene I. Gordon
   Chief Executive Officer

   Notices to:
   1090 King Georges Post Road
   Edison, NJ 08837
   Phone:  (732) 738-3990
   Facsimile:  (732) 738-3984
   Attention:  Chief Executive Officer




















          [SIGNATURE PAGE TO AMENDMENT NUMBER THREE AND ASSIGNMENT OF RESEARCH, DEVELOPMENT AND EXPERIMENTAL COST SHARING AGREEMENT]